Exhibit 23.4

Consent of Independent Auditor

Mercury New Holdco, Inc.

Richmond, Virginia

We hereby consent to the inclusion in the joint proxy statement/prospectus constituting a part of this registration statement of our report dated April 14, 2014, relating to the financial statements of Federated Media Publishing, Inc., appearing in LIN Media, LLC’s Form 8-K/A dated April 21, 2014.

We also consent to the reference to us under the caption “Experts” in the prospectus.

/s/ BDO USA, LLP

San Francisco, California

July 21, 2014